UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

 (Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) amends the Current Report on Form 8-K dated January 30, 2013 filed by Mendocino Brewing Company, Inc. (the “Company”) with the Securities and Exchange Commission (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2012 Annual Meeting of Shareholders held on January 24, 2013 (the “2012 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve compensation of the Company’s named executive officers (“say on pay votes”). No other changes have been made to the Original Form 8-K.

Item 5.07        Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the 2012 Annual Meeting, 1,522,855 shares were voted in favor of holding say on pay votes every year, 7,750 shares were voted in favor of holding say on pay votes every two years, 9,067,970 shares were voted in favor of holding say on pay votes every three years, 330,385 shares abstained and there were no broker non-votes. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s board of directors in the proxy statement for the 2012 Annual Meeting, that the Company will hold future say on pay votes every three years until the occurrence of the next advisory vote on the frequency of say on pay votes. The Company is required to hold the next advisory vote on the frequency of say on pay votes no later than the annual or other meeting of shareholders of the Company held in the sixth calendar year after the vote held at the 2012 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: June 11, 2013	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary